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EXHIBIT 99.1
** NEWS RELEASE **                                   Contact:
                                                     Mr. Jim McGinty
                                                     Chief Financial Officer
                                                     Hot Topic, Inc.
                                                     (626) 839-4681 x2675
                                                     jmcginty@hottopic.com


            HOT TOPIC, INC. REPORTS THIRD QUARTER EPS INCREASE OF 48%
                           TO $0.31 PER DILUTED SHARE

         CITY of INDUSTRY, CA, November 19, 2003 -- Hot Topic, Inc.(Nasdaq National Market: HOTT), a mall-based specialty retailer of music-licensed and music-influenced apparel, accessories and gift items for teens, reported record results for the third quarter (13 weeks) ended November 1, 2003. All references to shares and per share amounts reflect a 3-for-2 stock split effected on September 2, 2003.

         Net income in the third quarter increased to $15.3 million or $0.31 per diluted share from $10.0 million or $0.21 per diluted share for the third quarter of the last fiscal year. Net sales for the third quarter increased 32% to $161.5 million from $122.6 million for the third quarter of fiscal 2002.

         As previously reported, comparable store sales increased 10.8% for the quarter compared to the third quarter of fiscal 2002. At the end of the quarter, the Company operated 540 stores, including 49 Torrid stores, compared to 437 stores, including 23 Torrid stores, at the end of the third quarter of fiscal 2002.

         For the first 39 weeks of fiscal 2003, net income was $25.6 million or $0.52 per diluted share, compared to $18.1 million or $0.37 per diluted share for the comparable period last year, an earnings per share increase of 41%. The Company previously reported its net sales for the 39 weeks ended November 1, 2003 were $377.9 million, an increase of 28% over net sales of $295.0 million for the first 39 weeks of fiscal 2002, and comparable store sales increased 6.8%.

         The Company also announced that it expects to open 105 new stores in 2004, 80 new Hot Topic stores, and 25 new Torrid stores.

         A conference call to discuss third quarter results, business trends, and other matters will be conducted today at 4:30 PM Eastern time. The conference call number is (888) 868-9080, and will be accessible to all interested parties. It will also be webcast at www.companyboardroom.com. A replay will be available at (973) 341-3080, pass code 3265628, and at www.companyboardroom.com for approximately 10 days.


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         Hot Topic, Inc. is a national mall-based specialty retailer of music-licensed and music-influenced apparel, accessories and gift items for young men and women principally between the ages of 12 and 22. Torrid, the Company's second concept, is a mall-based specialty retailer of plus-sized fashion-forward apparel and accessories that targets young women principally between the ages of 15 and 29. The Company currently operates 501 Hot Topic stores in 49 states throughout the United States and Puerto Rico, 52 Torrid stores, and Internet stores www.hottopic.com and www.torrid.com.

         Except for the historical information contained herein, this news release contains forward-looking statements, including statements relating to financial results, projections and other financial performance, and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the Company's new store concepts and Internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic as well as other risks detailed from time to time in the Company's SEC reports, including its Quarterly Reports on Form 10-Q for the quarters ended May 3, 2003 and August 2, 2003 and its Annual Report on Form 10-K for the year ended February 1, 2003. The historical results achieved are not necessarily indicative of the future prospects of the Company.


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                                 HOT TOPIC, INC.
                          SUMMARY STATEMENTS OF INCOME

                                                        Third Quarter Ended
                                                        -------------------
                                                     Nov. 1, 2003   Nov. 2, 2002
                                                     ------------   ------------
(In thousands, except per share amounts)

Net sales                                              $161,546       $122,590
Cost of goods sold, including buying,
 distribution and occupancy costs                        98,503         75,830
Gross margin                                             63,043         46,760
Selling, general and administrative expenses             38,626         30,852
Operating income                                         24,417         15,908
Interest income-net                                         333            298
Income before income taxes                               24,750         16,206
Provision for income taxes                                9,479          6,158

Net income                                             $ 15,271       $ 10,048

Earnings per share
   Basic                                               $   0.32       $   0.22
   Diluted                                             $   0.31       $   0.21
Weighted average shares outstanding
   Basic                                                 47,656         46,691
   Diluted                                               49,917         48,390


                                                         Nine Months Ended
                                                         -----------------
                                                     Nov. 1, 2003   Nov. 2, 2002
                                                     ------------   ------------
(In thousands, except per share amounts)

Net sales                                              $377,931       $294,972
Cost of goods sold, including buying,
 distribution and occupancy costs                       237,643        186,963
Gross margin                                            140,288        108,009
Selling, general and administrative expenses             99,782         79,913
Operating income                                         40,506         28,096
Interest income-net                                         939          1,057
Income before income taxes                               41,445         29,153
Provision for income taxes                               15,873         11,078

Net income                                             $ 25,572       $ 18,075

Earnings per share
   Basic                                               $   0.54       $   0.38
   Diluted                                             $   0.52       $   0.37
Weighted average shares outstanding
   Basic                                                 47,328         47,155
   Diluted                                               49,263         49,286



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                                 HOT TOPIC, INC.
                                 BALANCE SHEETS
                                 (In thousands)


                                                      Nov. 1, 2003  Nov. 2, 2002
                                                      ------------  ------------
Current Assets:
 Cash and cash equivalents                              $ 40,385      $ 25,876
 Short-term investments                                   56,121        23,970
 Inventory                                                63,295        46,401
 Prepaid expenses and other                               11,318         9,021
 Deferred tax assets                                       2,093         1,417
                                                        ---------     ---------
Total current assets                                     173,212       106,685
Leaseholds, fixtures and equipment - net                  85,035        72,418
Deposits and other                                           189           188
Deferred tax assets                                          683           847
                                                        ---------     ---------
Total assets                                            $259,119      $180,138

Current Liabilities:
 Accounts payable                                       $ 26,335      $ 15,654
 Accrued liabilities                                      32,995        21,012
 Current portion of obligations
      under capital leases                                    13            24
                                                        ---------     ---------
Total current liabilities                                 59,343        36,690
Deferred rent                                              2,921         2,188
Capital lease obligations, less current portion               82           136
                                                        ---------     ---------
Total liabilities                                         62,346        39,014
Shareholders' equity                                     196,773       141,124
                                                        ---------     ---------
Total liabilities and shareholders' equity              $259,119      $180,138


                                 HOT TOPIC, INC.
                                   OTHER DATA
                             (Dollars in thousands)


                                                        Nine Months Ended
                                                        -----------------
                                                    Nov. 1, 2003    Nov. 2, 2002
                                                    ------------    ------------
Depreciation and amortization                         $ 13,820        $ 11,043
Capital expenditures                                  $ 26,952        $ 29,764
Number of stores open at end of period:
  Hot Topic                                                491             414
  Torrid                                                    49              23
Total store square footage                             968,000         763,900



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